UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 12, 2018

The Medicines Company

(Exact name of registrant as specified in charter)

Delaware	000-31191	04-3324394
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Sylvan Way Parsippany, New Jersey	07054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 290-6000

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

On December 12, 2018, The Medicines Company (the “Company”) issued a press release announcing that it proposes to offer $150 million aggregate principal amount of convertible senior notes due 2024, subject to market conditions and other factors. The notes are to be offered and sold only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. The notes will be convertible, upon certain conditions, into cash, shares of the Company’s common stock or a combination thereof, at the Company’s option. The interest rate, conversion rate, offering price and other terms will be determined by negotiations among the Company and J.P. Morgan Securities LLC, the initial purchaser of the notes. The Company also expects to grant to the initial purchaser an option to purchase up to an additional $22.5 million aggregate principal amount of the notes.

The Company expects to use the net proceeds of the offering (including from any exercise by the initial purchaser of its option to purchase additional notes) to fund its development of inclisiran and for general corporate purposes.

The full text of the press release issued in connection with the announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this report shall not constitute an offer to sell, or a solicitation of an offer to buy, and shall not constitute an offer, solicitation or sale of any notes in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

Safe Harbor

Statements contained in this Current Report on Form 8-K about The Medicines Company that are not purely historical, and all other statements that are not purely historical, may be deemed to be forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words “believes,” “anticipates” and “expects” and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. Important factors that may cause or contribute to such differences include whether or not the Company will offer the notes or consummate the offering, the anticipated terms of the notes and the offering, the anticipated use of the proceeds of the offering, and such other factors as are set forth in the risk factors detailed from time to time in the Company’s periodic and other reports and registration statements filed with the Securities and Exchange Commission (SEC) including, without limitation, the risk factors detailed in the Company’s Current Report on Form 8-K filed with the SEC on December 12, 2018, which are incorporated herein by reference.  The Company specifically disclaims any obligation to update these forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1 Press release dated December 12, 2018 entitled “The Medicines Company Announces Intention to Offer $150 Million of Convertible Notes”

Exhibit Index

Exhibit Number	Description
99.1	Press release dated December 12, 2018 entitled “The Medicines Company Announces Intention to Offer $150 Million of Convertible Notes”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2018

THE MEDICINES COMPANY

By:	/s/ Stephen M. Rodin
	Name:	Stephen M. Rodin
	Title:	Executive Vice President and General Counsel